                                                                   [CONFIDENTIAL
                                                                     TREATMENT
                                                                     REQUESTED]



                          OPTION AND LICENSE AGREEMENT

                                    Between

                 SLOAN-KETTERING INSTITUTE FOR CANCER RESEARCH

                                      and

                              CYTOGEN CORPORATION



                      Effective the 1st day of July, 1993

                      OPTION AND LICENSE AGREEMENT BETWEEN
                 SLOAN-KETTERING INSTITUTE FOR CANCER RESEARCH
                                      AND
                              CYTOGEN CORPORATION


I.   BACKGROUND............................................      1
     A.    Heads of Agreement..............................      1
     B.    Confidentiality Agreement.......................      1
     C.    Licensor Representation Regarding Rights Granted      2

II.  DEFINITIONS...........................................      2
     A.    Licensor........................................      2
     B.    Licensee........................................      2
     C.    Agreement.......................................      2
     D.    Affiliate.......................................      2
     E.    Confidential Information........................      3
     F.    Covered By......................................      4
     G.    Date of Commercialization.......................      4
     H.    Effective Date..................................      5
     I.    Entity..........................................      5
     J.    Gene Technology.................................      5
     K.    Government......................................      5
     L.    Know-How........................................      5
     M.    Licensed Patent(s)..............................      6
     N.    Licensed Process................................      6
     O.    Licensed Product................................      6
     P.    Licensed Technology.............................      6
     Q.    Net Sales.......................................      7
     R.    Patent Counsel..................................      8
     S.    Sublicensee.....................................      8
     T.    Territory.......................................      8
     U.    Use/Using.......................................      8

III. GRANTS................................................      9
     A.    Grant of Option.................................      9
     B.    Exercise of Option..............................      9
     C.    Grant of License................................      9
     D.    Rights to Sublicense............................      9
     E.    Rights Reserved.................................     10

IV.  TERM AND TERMINATION..................................     11
     A.    Term of Option..................................     11
     B.    Term of Agreement...............................     11
     C.    CYTOGEN'S Rights to Termination.................     11
     D.    SKI'S Rights to Termination.....................     12

     E.     Results of Termination.....................  12

V.   OPTION AND LICENSING CONSIDERATION................  13
     A.     Option Fee.................................  13
     B.     License Issue Fee..........................  13
     C.     Prior Patent Expenses......................  13

VI.  ROYALTIES.........................................  13
     A.     Earned Royalties...........................  13
     B.     Minimum Royalties..........................  14
     C.     Single Royalty Per Licensed Product........  14

VII. PAYMENTS AND REPORTS..............................  15
     A.     Payments...................................  15
     B.     Interest...................................  15
     C.     Payments in U.S. Dollars...................  16
     D.     Reports....................................  17

VIII.PERFORMANCE.......................................  18
     A.     Gene Technology............................  18
     B.     Other Technology...........................  19

IX.  CONFIDENTIAL INFORMATION RESTRICTIONS.............  19
     A.     Protection Requirements....................  19

X.   PATENT MAINTENANCE AND MARKINGS...................  19
     A.     Patent Filing, Prosecution, and Maintenance  19
     B.     Patent Counsel.............................  20
     C.     Cooperation Between the Parties............  20
     D.     Patent Markings............................  21

XI.  WARRANTIES........................................  21
     A.     Warranties, Rights, and Liabilities........  21

XII. INFRINGEMENT......................................  22
     A.     Obligation to Notify.......................  22
     B.     Infringement by SKI/CYTOGEN................  22
     C.     Infringement by Third Parties..............  23
     D.     Judgement..................................  24

XIII.GENERAL PROVISIONS................................  24
     A.     Assignment.................................  24
     B.     Entire Agreement...........................  25
     C.     Export Control.............................  25
     D.     Force Majeure..............................  26
     E.     Governing Law..............................  26
     F.     Headings...................................  26

     G.    Independence of the Parties  27
     H.    Notices....................  27
     I.    Modifications..............  28
     J.    Use of Name................  28
     K.    Waiver of Rights...........  28
     L.    Signatures.................  29


  EXHIBIT B. . . . . . LICENSED PATENTS

                      Option and License Agreement Between
                 Sloan-Kettering Institute for Cancer Research
                                      and
                              Cytogen Corporation


  Effective the 1st day of July, 1993 (hereinafter the "EFFECTIVE DATE"),

Sloan-Kettering Institute for Cancer Research (hereinafter referred to as "SKI"), a New York membership corporation with principal offices at 1275 York Avenue, New York, New York 10021, and

Cytogen Corporation (hereinafter referred to as "CYTOGEN"), a Delaware business corporation with principal offices at Princeton, New Jersey,

in consideration of the mutual covenants and obligations hereinafter contained, and other good and valuable consideration, agree as follows:

I.   BACKGROUND
     A.   Heads of Agreement

          The parties signed a "Memorandum of Heads of Agreement" dated as of January 22, 1993, which expressed the parties intention to enter into this AGREEMENT and the salient points to be set forth in this AGREEMENT. This AGREEMENT supersedes the Memorandum of Heads of Agreement.

     B.   Confidentiality Agreement
          The parties signed a "Confidentiality Disclosure Agreement" dated as of April 30, 1992, identified as Exhibit A, which is attached hereto, merged into and made a part hereof.

     C.   Licensor Representation Regarding Rights Granted

          SKI represents that, except for certain rights of the GOVERNMENT, it has the legal right to grant the Option and License free of legal encumbrances, restraints or restrictions which could adversely affect the rights of CYTOGEN and that there are not outstanding agreements, understandings or arrangements inconsistent with the provisions of this Agreement.

II.  DEFINITIONS
     A.   Licensor

          "Sloan-Kettering Institute for Cancer Research," as abbreviated "SKI," means the New York membership corporation by that name having its principal office at 1275 York Avenue, New York, New York 10021, and shall also include all SKI AFFILIATES. SKI is the licensor in this AGREEMENT.

     B.   Licensee

          "Cytogen Corporation," as abbreviated "CYTOGEN," means the Delaware business corporation by that name having its principal office at Princeton, New Jersey, and shall also include all CYTOGEN AFFILIATES. CYTOGEN is the licensee in this AGREEMENT.

     C.   Agreement

          "AGREEMENT" means the option and license agreement, defined by the document in which this paragraph appears. This AGREEMENT is between Sloan-Kettering Institute for Cancer Research, as licensor, and Cytogen Corporation, as licensee. Also included in this AGREEMENT are all Exhibits attached hereto and all amendments which may be made thereto.

     D.   Affiliate

          "AFFILIATE" means, with respect to CYTOGEN, any individual or ENTITY which directly or indirectly controls, is controlled by, or is under common control with such party. The term "control" means possession, direct or indirect, of the powers to direct or cause the direction of the management or policies of a person or ENTITY; whether through ownership of equity participation, voting securities, or beneficial interests; by contract; by agreement; or otherwise.

          With regard to SKI, AFFILIATE means Memorial Sloan-Kettering Cancer Center and Memorial Hospital for Cancer and Allied Diseases.

     E.   Confidential Information

          1. "CONFIDENTIAL INFORMATION" means (i) documented information originated by the disclosing party which is not generally available to others; or (ii) information obtained through inspection of the facilities of the disclosing party, or through equipment or samples of product supplied by the disclosing party, or through verbal disclosure by the disclosing party; provided that such information shall be specifically identified by the disclosing party in written form as being CONFIDENTIAL INFORMATION; and provided further that any information that is disclosed orally shall be confirmed in written summary form by the disclosing party within ten (10) days of the date of oral disclosure.

          2. The confidentiality and non-use obligations of this AGREEMENT shall not apply to CONFIDENTIAL INFORMATION which either party shall be able to demonstrate:

               (a) was in its possession prior to receipt from the other party, provided however Proprietary Information disclosed under the Confidentiality Agreement attached as Exhibit A shall be considered and treated as Confidential Information under this Agreement not subject to this subparagraph (i);

               (b) was in the public domain at the time of receipt from the other party;

               (c) shall have become part of the public domain through no fault of the party to whom the CONFIDENTIAL INFORMATION was disclosed;

               (d) was lawfully received by the party to whom CONFIDENTIAL INFORMATION was disclosed from a third party not prohibited from disclosing it to such party;

               (e) was subsequently and independently developed by employees of the party to whom CONFIDENTIAL INFORMATION was disclosed, who had no knowledge of the CONFIDENTIAL INFORMATION disclosed;

               (f) shall be required to be disclosed in a judicial or administrative proceeding after legal remedies for maintaining the CONFIDENTIAL INFORMATION in confidence shall have been exhausted and after notice of such proceeding has been given to the other party; or

               (g) shall be required to be disclosed in a proceeding or activity to obtain GOVERNMENT agency approvals for developing or marketing LICENSED PRODUCTS.

     F.   Covered By

          "COVERED BY" means LICENSED PRODUCT(S), the manufacture, USE, sale, or practice of which would constitute, but for the license rights granted in this AGREEMENT, an infringement of any valid LICENSED PATENT claim or claims or other LICENSED TECHNOLOGY intellectual property rights.

     G.   Date of Commercialization

          "DATE OF COMMERCIALIZATION" means the date when the first NET SALE is made. LICENSED PRODUCT(S) distributed or USED for experimental purposes only shall not establish the DATE OF COMMERCIALIZATION.

     H.   Effective Date

          "EFFECTIVE DATE" means the 1st day of July, which is the date upon which this AGREEMENT becomes effective.

     I.   Entity

          "ENTITY" means a corporation, an association, a joint venture, a partnership, a trust, a business, an individual, including an agency, or any other organization which can exercise independent legal standing.

     J.   Gene Technology

          "GENE TECHNOLOGY" means that part of LICENSED TECHNOLOGY that pertains to any DNA encoding the prostate specific membrane ("PSM") antigen or any portion of the PSM antigen and any DNA, cDNA, and other derivative or portion of said gene that expresses the PSM antigen, including, but not limited to, diagnostic methods employing DNA probes or PCR techniques to detect prostate cancer and gene therapy applications.

     K.   Government

          "GOVERNMENT" means the Federal Government of the UNITED STATES.

     L.   Know-How

          "KNOW-HOW" means the skill or ingenuity based upon the body of knowledge and data which comprise all of the methods, processes, designs, engineering information, trade secrets, and other information and data relating to prostate specific membrane (PSM) antigen recognized by the monoclonal antibody CYT-356, any subunits of such antigen, any other monoclonal antibodies or binding proteins or peptides recognizing such antigen and any gene or gene segment encoding for such antigen or portion of such antigen, CONFIDENTIAL INFORMATION and GENE TECHNOLOGY which SKI develops, employs in its own activities, or has available for USE prior to or during the term of this AGREEMENT.

     M.  Licensed Patent(s)

          "LICENSED PATENT(S)" means those patents and/or patent applications listed in Exhibit B, which is attached hereto and made a part hereof, and any and all continuations, continuations-in-part, divisions, patents of addition, reissues, reexaminations, or extensions of the foregoing, or any patents which shall issue based on the listed patent applications. LICENSED PATENTS also include future patent applications, and any and all continuations, continuations-in-part, divisions, patents of addition, reissues, reexaminations, or extensions thereof, or any patents which shall issue based on future patent applications, the valid claims of which shall cover LICENSED TECHNOLOGY developed during the term of this AGREEMENT.

     N.   Licensed Process

          "LICENSED PROCESS" means any process or method the USE or practice of which would infringe one or more valid LICENSED PATENT claims or which incorporates or makes USE of any part of the LICENSED TECHNOLOGY.

     O.   Licensed Product

     1. "LICENSED PRODUCT" means any product, apparatus, method, or service the production, manufacture, sale, USE, or practice of which would infringe one or more valid issued LICENSED PATENT claims.

     P.   Licensed Technology

          "LICENSED TECHNOLOGY" means information and data relating to prostate specific membrane (PSM) antigen recognized by the monoclonal antibody CYT-356, any subunits of such antigen, any other monoclonal antibodies or binding proteins or peptides recognizing such antigen and any gene or gene segment encoding for such antigen or portion of such antigen owned by SKI as of the EFFECTIVE DATE or acquired during the term of this AGREEMENT; including without limitations, inventions, biological materials, computer programs, technical data, apparatus and KNOW-HOW, GENE TECHNOLOGY and CONFIDENTIAL INFORMATION, whether patentable or unpatentable.

     Q.  Net Sales

     1. "NET SALES" means the gross sales price or fees; whether or not invoiced, billed, or received by CYTOGEN or a SUBLICENSEE from a third party attributable to CYTOGEN's or its SUBLICENSEE's USE, sale, or transfer
     of any LICENSED PRODUCT; less [     Information omitted and filed
     separately with the Commission under Rule 24b-2.



                                  ]

     2. A LICENSED PRODUCT shall be deemed USED, sold, or transferred at the time CYTOGEN, or its SUBLICENSEE, USES or performs services for commercial purposes using such LICENSED PRODUCT, bills, invoices, ships, or receives payment for such LICENSED PRODUCT, whichever event occurs first.

     3. In the event that a product is sold in the form of a combination product containing one or more pharmaceutically or diagnostically active ingredients in addition to LICENSED PRODUCT, NET SALES for such a combination product shall be calculated by multiplying the actual NET SALES by thre fraction A/(A+ B), where A is the invoice price of the given LICENSED PRODUCT if sold separately by CYTOGEN and B is the total invoice price of any other such pharmaceutically or diagnostically active ingredient(s) in the combination if sold separately by CYTOGEN. If the given LICENSED PRODUCT and the other such active ingredient(s) are not sold separately by CYTOGEN, NET SALES for purposes of determining royalties shall be calculated by multiplying NET SALES of the combination by the fraction C/(C+D), where C is CYTOGEN's or SUBLICENSEE's total actual cost of LICENSED PRODUCT at the point of formulation into the combination product and D is CYTOGEN's or SUBLICENSEE's total actual cost of other pharmaceutically or diagnostically active ingredient(s) included in the combination product at the point of formulation.

     4. LICENSED PRODUCT(S) USED in testing, clinical trials, or as marketing samples to develop or promote the LICENSED PRODUCT(S) shall not be included as LICENSED PRODUCT(S) USED, sold, or transferred under the definition of NET SALES; provided the LICENSED PRODUCT(S) are supplied to the user at no cost. Sales between CYTOGEN and any Affiliate or SUBLICENSEE shall not be included in NET SALES. No sales of LICENSED PRODUCT shall be counted more than once in the calculation of NET SALES.

     R.   Patent Counsel

          "PATENT COUNSEL" means any patent attorney representing either CYTOGEN or SKI, on matters related to the LICENSED PATENTS, where such attorney has written power of attorney authorizing such representation.

     S.   Sublicensee

          "SUBLICENSEE" means any ENTITY, not an AFFILIATE of CYTOGEN, which is licensed by CYTOGEN, pursuant to the authority granted in this AGREEMENT, with rights to the LICENSED PATENT(S) beyond those rights commonly granted an end user.

     T.   Territory

          "TERRITORY" means the world.

     U.   Use/Using

          "USE" means any form of practice or utilization of the LICENSED PATENT(S), LICENSED PRODUCT(S), or any portion thereof.

III. GRANTS

     A.   Grant of Option

          Subject to the terms and conditions of this AGREEMENT, SKI hereby grants to CYTOGEN an exclusive option to take an exclusive world-wide LICENSE under LICENSED PATENTS and LICENSED TECHNOLOGY for a term beginning at the EFFECTIVE DATE and extending until six (6) months after the issuance of the first U.S. LICENSED PATENT.

     B.   Exercise of Option

          The option granted herein may be exercised by CYTOGEN at any time before six months after issuance of the first U.S. LICENSED PATENT by delivery to SKI of a written notice of exercise of the option and payment of the license issue fee.

     C.   Grant of License

          Subject to the terms and conditions of this AGREEMENT, upon exercise by CYTOGEN of its option rights, identified in Article III, Paragraph A hereinabove CYTOGEN shall have the exclusive rights in the TERRITORY, with the right to grant sublicenses as hereinafter provided, to make, have made, use and sell, for the term of this AGREEMENT (i) LICENSED PRODUCTS utilizing the LICENSED PATENTS and LICENSED TECHNOLOGY and (ii) products utilizing LICENSED TECHNOLOGY.

     D.   Rights to Sublicense

     1. The license rights granted under this AGREEMENT shall specifically include the right for CYTOGEN to grant sublicenses, subject to the further conditions of this AGREEMENT.

     2. Any sublicense grant of rights under this AGREEMENT by CYTOGEN shall be subject to the terms and conditions of this Agreement. The due and punctual performance of any SUBLICENSEE shall be guaranteed by CYTOGEN.

     3. Within thirty (30) days after the execution of a sublicense agreement, as authorized herein, CYTOGEN shall notify SKI of such sublicense agreement and provide SKI with the name and address of the SUBLICENSEE.

     4. Each sublicense shall specifically reference this AGREEMENT and all rights which revert to SKI upon termination of this Agreement.

     5. CYTOGEN shall annually forward to SKI a copy of royalty reports received by CYTOGEN from its SUBLICENSEE(s) during the preceding twelve
     (12) month period. Such reports must contain adequate detail to allow SKI to confirm the accuracy of royalty payments received from each SUBLICENSEE.

     6. All royalty payments made by or on behalf SUBLICENSEES, as required by this AGREEMENT, shall be made in United States of America currency, unless otherwise approved in advance by SKI.

     7. No sublicense agreement shall relieve CYTOGEN of any of its obligations under this AGREEMENT, including the obligation to pay SKI royalties on LICENSED PRODUCT(S).

     8. Each sublicense agreement shall include a provision stating that the sublicense agreement shall automatically be modified or terminated, in whole or in part, upon any relevant modification or termination, in whole or in part, of this AGREEMENT. Such modification or termination of the sublicense agreement shall be consistent with and reflect the relevant modifications or termination of this AGREEMENT.

     E.   Rights Reserved

     1. Notwithstanding the exclusive license granted herein, SKI specifically reserves unto itself only, the right to use LICENSED PATENTS and LICENSED TECHNOLOGY exclusively limited to scientific and clinical research in its own facilities which shall not be competitive with any LICENSED PRODUCTS developed by CYTOGEN. Any commercially useful or valuable results of such research shall be included in LICENSED PATENTS and LICENSED
     TECHNOLOGY.

     2. All rights granted in this AGREEMENT are expressly granted subject to the rights of the GOVERNMENT, and such rights are specifically reserved by this AGREEMENT to the GOVERNMENT.

IV.  TERM AND TERMINATION

     A.   Term of Option

          The term of the option granted in Article III, Paragraph A hereinabove shall commence on the EFFECTIVE DATE and shall end six months after the issuance of the first to issue U.S. LICENSED PATENT, unless it earlier terminates by acts of the parties in accordance with the terms of this AGREEMENT.

     B.   Term of Agreement

          The term of this AGREEMENT shall commence on its EFFECTIVE DATE and shall end on the date of expiration of the last to expire of the LICENSED PATENTS unless it earlier terminates by operation of law or by acts of the parties in accordance with the terms of this AGREEMENT. Upon termination of this Agreement other than due to breach by CYTOGEN or voluntary termination by CYTOGEN, CYTOGEN shall have a fully paid license for LICENSED PATENTS and LICENSED TECHNOLOGY.

     C.   CYTOGEN'S Rights to Termination

          CYTOGEN may terminate this AGREEMENT or the License after exercise of the Option by giving written notice of its intent to terminate at least sixty (60) days prior to actual termination.

     D.   SKI'S Rights to Termination

     1. Upon any material breach of or default under this AGREEMENT by CYTOGEN, SKI may terminate this AGREEMENT. in which event SKI shall give CYTOGEN, and all SUBLICENSEE(S) of record, written notice of termination prior to terminating this AGREEMENT. Such notice shall state with reasonable detail and clarity the cause(s) for termination. Within forty five (45) days after the effective date of such notice, if CYTOGEN or a SUBLICENSEE shall not have remedied the material breach or default, then this AGREEMENT and all rights granted CYTOGEN and any SUBLICENSEE(S) shall automatically terminate at the end of the forty fifth (45th) day.

     2. Upon termination of this AGREEMENT, any SUBLICENSEE of record which has not breached, in any material way, its sublicense related to the LICENSED PATENT(S) and LICENSED TECHNOLOGY, shall have the right to receive a license to the LICENSED PATENT(S) and LICENSED TECHNOLOGY, directly from SKI, granting rights substantially the same as those granted in the sublicense and containing obligations as a licensee similar to those set forth in this AGREEMENT.

     3. Subject to ARTICLE XIII, Paragraph A, in the event CYTOGEN ceases conducting business in a normal course, becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, or avails itself of, or becomes subject to, any proceeding under the Federal Bankruptcy Act or any other statute of any state or country relating to insolvency or the protection of creditor rights, this AGREEMENT shall immediately and automatically terminate at the occurrence of any such event.

     E.   Results of Termination

          Provisions of confidentiality in Section IX and any other right or obligation incurred by a party that matured prior to termination of this AGREEMENT shall survive termination.

V.   OPTION AND LICENSING CONSIDERATION

     A.  Option Fee

          In consideration of the option granted herein, CYTOGEN shall pay to SKI upon execution of this AGREEMENT, an option fee of [Information omitted and filed separately with the Commission under Rule 24b-2.] This option fee shall be nonrefundable and may not be credited toward the payment of any royalties or other consideration required by this AGREEMENT.

     B.   License Issue Fee

          In partial consideration of the license to be granted herein, the costs incurred and services rendered by SKI, CYTOGEN shall, upon exercise of the option granted by this AGREEMENT, pay to SKI a license issue fee of [Information omitted and filed separately with the Commission under Rule 24b-2.] The license issue fee shall be nonrefundable and may not be credited toward the payment of any royalties or other consideration required by this AGREEMENT.

     C.   Prior Patent Expenses

          In partial consideration of the license to be granted herein, the costs incurred and services rendered by SKI, CYTOGEN shall, within thirty
     (30) days of signing this AGREEMENT, pay to SKI the reasonable actual patent expenses incurred by SKI relating to LICENSED PATENT(S) prior to the EFFECTIVE DATE of this AGREEMENT, [Information omitted and filed separately with the Commission under Rule 24b-2.]

VI.  ROYALTIES

          A.  Earned Royalties

          In consideration for the license granted in this AGREEMENT, CYTOGEN or its SUBLICENSEES shall pay to SKI, in the manner designated below, [ Information omitted and filed separately with the Commission under Rule 24b-2.

                                                   ]

     B.   Minimum Royalties

     1. CYTOGEN shall pay to SKI minimum royalties, for as long as this AGREEMENT is in effect, according to the following schedule:

          a.  Annual Payments Before Commercial Sales Begin:  Starting July 1,
              ---------------------------------------------
          1996, and ending with the end of the first full year in which there are NET SALES of LICENSED PRODUCTS, Cytogen shall pay SKI [ Information omitted and filed separately with the Commission under Rule 24b-2.



                                                            ]

          b.  Annual Payments After Commercial Sales Begin: Beginning the first
              ---------------------------------------------
          day of the year following the date of the first NET SALES of LICENSED
          PRODUCTS, Cytogen shall pay [     Information omitted and filed
          separately with the Commission under Rule 24b-2.


                 ]

          c. Earned Royalty payments due from SUBLICENSEES shall be paid to SKI in conjunction with CYTOGEN's earned royalty payments. Such payments shall be accompanied by written reports, as required with CYTOGEN's Earned Royalty payments, sufficient to allow SKI to audit the NET SALES of each SUBLICENSEE.

     C.   Single Royalty Per Licensed Product

          No provision of this AGREEMENT shall be construed as requiring the payment of more than a single royalty for each NET SALE of a LICENSED

     PRODUCT regardless of the number of patentable or patented claims or amount of information incorporated into the LICENSED PRODUCT.

VII. PAYMENTS AND REPORTS

     A.  Payments

     1. Any amount due SKI as the result of each NET SALE of LICENSED PRODUCT shall accrue at the time such NET SALES occur.

     2. Unless otherwise specified in this AGREEMENT, all payment amounts due SKI under this AGREEMENT shall be paid within sixty (60) days following the end of the quarter in which such payment accrues or CYTOGEN otherwise incurs the obligation to pay such amounts.

     3. All such payments shall be identified as "Payment Under Contract SK#786" and be remitted to the following address:

               Office of Industrial Affairs
               Sloan Kettering Institute for Cancer Research
               1275 York Avenue
               New York, NY 10021

     B.   Interest

     1. CYTOGEN shall pay to SKI interest on any amounts not paid when due. Such interest will accrue from the fifteenth (15th) day after the payment was due at a rate two percent (2%) above the daily prime interest rate, as determined by The Bank of New York in New York or its successor entity, on each day the payment is delinquent, and the interest payment will be due and payable on the first day of each month after interest begins to accrue, until full payment of all amounts due SKI is made.

     2. SKI's rights to receive such interest payments shall be in addition to any other rights and remedies available to SKI.

     3. If the interest rate required in this Subsection exceeds the legal rate in a jurisdiction where a claim for such interest is being asserted, the required interest rate shall be reduced, for such claim only, to the maximum interest rate allowable in the jurisdiction.

     C.   Payments in U.S. Dollars

     1. Unless otherwise approved or reasonably directed in writing by SKI, all payments made by CYTOGEN or a SUBLICENSEE to SKI shall be made in United States Dollars. Should any deduction or credit be taken under laws of the country to which such payments are subject, SKI shall be given official government receipts evidencing all such deductions or credits.

     2. With respect to NET SALES made by CYTOGEN or a SUBLICENSEE in currency other than United States dollars, calculations required to ascertain amounts due SKI shall be in local currency and any currency conversions necessary to make payment of amounts due SKI shall be made using the United States dollar buying price quoted for such conversion into United States dollars in the Wall Street Journal, on the day transfer of funds is actually made.

     3. If CYTOGEN is unable to convert currency received for NET SALES into United States dollars because of the laws, regulations or fiscal policy of the country in which the NET SALES are received, or CYTOGEN is unable to transmit, to the United States, payments due SKI on NET SALES in foreign countries, CYTOGEN shall notify SKI in writing and shall make such payments to SKI in the manner SKI directs; provided SKI's directions are reasonable and lawful.

     4. Foreign taxes, including transfer, remittance, patent or stamp taxes, lawfully charged by a foreign governmental agency, which are actually paid by CYTOGEN on NET SALES, collectible within such agency's jurisdiction, shall be deducted from amounts due SKI on such NET SALES. CYTOGEN shall give SKI official receipt showing payment of all deducted amounts.

     D.   Reports

     1. CYTOGEN shall keep, at its own expense, accurate books of account, using its standard accounting procedures, detailing all data necessary to calculate and reasonably audit any payments due SKI from CYTOGEN under this AGREEMENT.

     2. Each payment made to SKI shall be accompanied by a written report summarizing, with sufficient detail to allow SKI to verify all payment amounts, the data used to calculate the amounts paid. Each report pertaining to royalty payments for the applicable accounting period shall specifically include the following, as applicable:

          (a) Royalties due, broken down by category, including Earned Royalty and minimum royalty categories.

          (b)  Minimum royalty amounts credited against earned royalty amounts.

          (c)  NET SALES broken down by TERRITORY or country.

     3. Upon written request by SKI, such books of account shall be made available for audit at a reasonable time at CYTOGEN's place of business by an independent auditor of SKI's choice and reasonably acceptable to CYTOGEN, for the purpose of verifying the payment amounts due. No more than one such audit shall be made in one calendar year.

     4. SKI shall pay all fees and expenses of the agent performing the audit. Upon written request by SKI, CYTOGEN shall provide an authorized employee, paid by CYTOGEN, to assist in the audit process, and CYTOGEN shall cooperate in making the audit process as easy, inexpensive, and accurate as reasonably possible.

     5. If an audit shows that CYTOGEN has paid more than required under this AGREEMENT, any excess amounts shall, at CYTOGEN's option, be promptly refunded or credited against future royalties. If an audit shows that CYTOGEN has paid less than required under this AGREEMENT, CYTOGEN shall promptly pay the additional amount due together with interest as required under this AGREEMENT for late payments. If the amount of underpayment exceeds ten percent (10%) of the amount which should have been paid, CYTOGEN shall also pay the reasonable expense of the audit.

VIII.  PERFORMANCE

     A.   Gene Technology

     1. With regard to LICENSED PRODUCTS based upon or incorporating GENE TECHNOLOGY, CYTOGEN shall use reasonable due diligence to develop LICENSED PRODUCTS of reasonable commercial value incorporating GENE TECHNOLOGY. In the development of such LICENSED PRODUCTS, CYTOGEN shall utilize reasonable scientific and business standards consistent with the same priority as other products originating within CYTOGEN with similar scientific feasibility and market potential. Within one year following the EFFECTIVE DATE, CYTOGEN shall provide SKI with a written plan concerning such development efforts and on the second and third anniversary of the EFFECTIVE DATE shall report progress in carrying out that plan to SKI. If CYTOGEN elects not to, or fails to, comply with that plan, as may be modified from time to time based on technical and scientific factors or market potential considerations, the parties agree to collaborate to the extent necessary for CYTOGEN to sublicense third parties to develop a LICENSED PRODUCT utilizing GENE TECHNOLOGY.

     2. SKI wishes to have GENE TECHNOLOGY developed as quickly as reasonable. Toward this end, CYTOGEN shall consider requests from third parties to sublicense GENE TECHNOLOGY. In the event that subsequent to the first anniversary of the EFFECTIVE DATE, a qualified third party is willing and can reasonably be expected to be successful in developing GENE TECHNOLOGY, CYTOGEN may implement a comparable development program in a timely manner, or shall sublicense the third party so that it may develop the LICENSED PRODUCT, or shall sublicense back to SKI its rights in GENE TECHNOLOGY to the extent necessary for SKI to sublicense third parties to develop LICENSED PRODUCT utilizing GENE TECHNOLOGY.

     B.   Other Technology

          With regard to LICENSED PRODUCTS that are not based upon or incorporating GENE TECHNOLOGY, performance requirements are satisfied by the payments provided for in Sections V and VI.

IX.  CONFIDENTIAL INFORMATION RESTRICTIONS

     A.  Protection Requirements

         The parties acknowledge that either may be required to disclose to the other information which is CONFIDENTIAL INFORMATION considered to be its own intellectual property. The parties agree to take reasonable precautions to protect such CONFIDENTIAL INFORMATION and preserve its confidential, proprietary, or trade secret status. The parties shall use at least the same degree of care and precaution as is customarily used to protect their own CONFIDENTIAL INFORMATION.

X.   PATENT MAINTENANCE AND MARKINGS

     A.  Patent Filing, Prosecution, and Maintenance

     1. Filing, prosecution and maintenance of all LICENSED PATENT(S) shall be the responsibility of SKI, but shall be at the discretion and expense of CYTOGEN. In the event that CYTOGEN decides not to file, prosecute or maintain any part of the LICENSED PATENT(S), SKI may do so at its own expense. CYTOGEN commits to filing LICENSED PATENTS of commercial significance in the United States, Canada, Japan and under the European Patent Convention.

     2. Within thirty (30) days of receiving notice from SKI stating patent maintenance fees or costs related to the LICENSED PATENT(S) have been paid, or within thirty (30) days of receiving an invoice for patent maintenance fees or costs from SKI's PATENT COUNSEL, CYTOGEN shall reimburse SKI, or SKI's PATENT COUNSEL, as the case may be, for all such fees and costs.

     B.   Patent Counsel

          CYTOGEN and SKI agree to give notice according to the notification provisions of this AGREEMENT, of any change from PATENT COUNSEL below:

     For CYTOGEN:                     For SKI:
     Pennie & Edmunds                 Cooper & Dunham
     1155 Avenue of the Americas      30 Rockefeller Plaza
     New York, New York 10036         New York, New York 10112
     Attn: S. Leslie Misrock, Esq.    Attn: John P. White, Esq.

     C.   Cooperation Between the Parties

          Upon written request by CYTOGEN, SKI shall provide CYTOGEN with access to all patent applications listed in Schedule B, and all future-filed patent applications and all correspondence with the United States Patent and Trademark Office or corresponding office in foreign countries applicable thereto. The parties agree to mutually cooperate to obtain optimal patent protection available. If SKI chooses not to prosecute and/or maintain certain patent applications/patents under this Agreement, SKI shall so notify CYTOGEN in writing and CYTOGEN shall, in its sole discretion, decide whether to assume the responsibility and expenses therefor for each such patent application or patent. In that event, the patent applications/patents for which CYTOGEN shall assume responsibility shall be assigned to CYTOGEN.

     D.   Patent Markings

          CYTOGEN shall place in a conspicuous location on any LICENSED PRODUCTS covered by LICENSED PATENT(S) listed in Exhibit B, a patent notice in accordance with 35 U.S.C. (S)287, or the patent law of the country where the patent issues. CYTOGEN agrees to mark any products made using a process covered by any LICENSED PATENT(S) listed in Exhibit B with the number of each such patent and, with respect to LICENSED PATENT(S), to respond to any request for disclosure under 35 U.S.C. (S)287(b)(4)(B) by only notifying SKI of the request for disclosure.

XI.  WARRANTIES

     A.  Warranties, Rights, and Liabilities

     1. SKI MAKES NO REPRESENTATIONS, EXTENDS NO WARRANTIES, EXPRESS OR IMPLIED, OTHER THAN IN ARTICLE 1, PARAGRAPH C ABOVE AND SUBPARAGRAPH 3 HERE BELOW, AND ASSUMES NO LIABILITIES OR RESPONSIBILITIES WITH RESPECT TO THE USE, SALE, OR OTHER DISPOSITION BY CYTOGEN, ANY AFFILIATES, SUBLICENSEES, VENDEES, OR TRANSFEREES, OF LICENSED PRODUCT(S) OR THE LICENSED PATENT(S).

     2. SKI'S OFFICERS, DIRECTORS, AND EMPLOYEES, SHALL NOT ASSUME ANY LIABILITY RESULTING FROM ANY EXERCISE OF RIGHTS GRANTED UNDER THIS AGREEMENT.

     3. SKI SPECIFICALLY DOES NOT MAKE ANY WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, CONCERNING THE PATENTABILITY OF ANY LICENSED PATENT(S), THE VALIDITY OF ANY LICENSED PATENT(S), THE SCOPE OF ANY LICENSED PATENT(S) CLAIMS, OR WHETHER OR NOT THE EXERCISE OF THE RIGHTS LICENSED UNDER THIS AGREEMENT WILL OR WILL NOT RESULT IN INFRINGEMENT OF ANY PATENT(S), PROVIDED HOWEVER, AND NOT

     WITHSTANDING THE FOREGOING, SKI DOES WARRANT AND REPRESENT THAT IT HAS NO KNOWLEDGE OF ANY FAILURE TO COMPLY WITH 37 CFR 1.56.

XII. INFRINGEMENT

     A.   Obligation to Notify

          Should either party become aware of any infringement or potential infringement of the LICENSED PATENT(S), such party shall give prompt written notice to the other party detailing as many facts as possible concerning such infringement or potential infringement.

     B.   Infringement by SKI/CYTOGEN.

     1. If, as a result of the manufacture, use or sale of LICENSED PRODUCTS, SKI, or CYTOGEN is sued for patent infringement or threatened with such lawsuit or other action by a third party, SKI or CYTOGEN, as the case may be shall promptly notify the other party of such suit. CYTOGEN shall have the right, at its discretion either:

          a. to stop manufacture, use and sale of the subject LICENSED PRODUCT(S) and to stop all payments thereafter due under this Agreement; or

          b. to actively consult with SKI in its attempts to resolve the same following evaluation of opinion by CYTOGEN'S legal counsel and the judgement of CYTOGEN as to the optimal and reasonable course of action to be taken in the circumstances; or

          c.  stand suit.

     2. Should CYTOGEN be sued by a third party for the reasons set forth above and elect to stand suit therefor, CYTOGEN shall select defense counsel, conduct the
     litigation including settlement; and shall bear [     Information omitted
     and filed separately with the Commission under Rule 24b-2.



               ] SKI shall cooperate fully with CYTOGEN in the conduct of such suit and may, if it so desires, retain independent counsel at its own expense to represent its own interest. CYTOGEN and SKI shall consult with each other during such suit but final determination and course or conduct, including settlement, shall remain the responsibility of CYTOGEN.

     C.   Infringement by Third Parties

     1. Suit by CYTOGEN. Either party shall promptly notify the other party of any infringement of any LICENSED PATENTS, and SKI shall notify CYTOGEN of the declaration of an interference relating to LICENSED PATENTS. Each party shall provide the other party with all available evidence relating thereto. CYTOGEN and SKI shall then consult with each other as to the best manner in which to proceed. CYTOGEN shall have the right, but not the obligation, to bring, defend and maintain any appropriate suit or action. If CYTOGEN requests SKI to join CYTOGEN in such suit or action and SKI agrees to do so, SKI shall execute all papers and perform such other acts as may be reasonably required and may, at its option and at its expense, be represented by counsel of its choice. Should CYTOGEN lack standing to bring any such action, then CYTOGEN may cause SKI to do so upon first undertaking to indemnify and hold SKI harmless (to the extent permissible by law) from all consequent liability and to promptly reimburse SKI for all reasonable Costs (as defined hereinafter stemming therefrom). Absent an agreement between the parties to jointly bring any action or suit hereunder and to share the expense thereof, any amount recovered in any such action or suit shall be retained by the party bringing the suit and bearing its expenses.

     2. Suit by SKI. In the event CYTOGEN fails to take action with respect to the matters provided for in Paragraph (a) hereinafter, within a reasonable period of time, but not more than three (3) months following receipt of such notice and evidence, SKI shall have the right, but not the obligation, to bring, defend and maintain any appropriate suit or action. If SKI finds it necessary to join CYTOGEN in such suit or action, CYTOGEN shall execute all papers and perform such other acts as may be reasonably required and may, at its option and expense, be represented by counsel of its choice. In the event SKI does join CYTOGEN in such suit or action. SKI shall indemnify and hold CYTOGEN harmless (to the extent permissible by law) from all consequent liability and to promptly reimburse CYTOGEN for all reasonable Costs (as defined in hereinabove). Absent an agreement between the parties to jointly bring any action or suit hereunder and to share the expenses thereof, any amount recovered in any such action or suit shall be retained by the party bringing the suit and bearing its expenses.

     D.  Judgement.

          In the event of a judgement in any suit requiring CYTOGEN to pay a royalty to a third party, or in the event of a settlement of such suit
     requiring royalty payments to be made, [     Information omitted and filed
     separately with the Commission under Rule 24b-2.

                                         ]

XIII.  GENERAL PROVISIONS

     A.  Assignment

          Without prior written approval from SKI's authorized representative,which SKI agrees shall not be unreasonably withheld, this AGREEMENT or the option granted by this AGREEMENT may not be assigned or transferred by CYTOGEN, except to the successor or assignee of all or substantially all of CYTOGEN's business interest relating to the LICENSED PATENT(S). In the event that all or substantially all of CYTOGEN's business interest relating to the LICENSED

     PATENT(S) is assigned or transferred, CYTOGEN shall notify SKI prior to such assignment or transfer.

     B.   Entire Agreement

     1. This AGREEMENT constitutes the entire agreement and understanding between SKI and CYTOGEN with respect to the LICENSED PATENT(S) and LICENSED TECHNOLOGY, and any modification of this AGREEMENT shall be in writing and shall be signed by a duly authorized representative of both SKI and CYTOGEN. There are no understandings, representations, or warranties between SKI and CYTOGEN concerning the LICENSED PATENT(S) and LICENSED TECHNOLOGY except as expressly set forth in this AGREEMENT.

     2. With the exception of any confidential disclosure, nondisclosure, secrecy or similar agreement(s) between SKI and CYTOGEN concerning the LICENSED PATENT(S)and LICENSED TECHNOLOGY, this AGREEMENT supersedes all prior agreements or understandings, whether written or oral, between SKI and CYTOGEN concerning the LICENSED PATENT(S)and LICENSED TECHNOLOGY. Should any provision(s) of such confidential disclosure, nondisclosure, secrecy, or similar agreement(s) be contradictory to terms of this AGREEMENT, the terms of this AGREEMENT shall supersede and be controlling.

     C.   Export Control

          This AGREEMENT may be subject to certain UNITED STATES laws and regulations controlling the export of technical data, computer software, laboratory prototypes, and all other export controlled commodities. CYTOGEN shall comply with applicable laws and regulations. By granting rights in this AGREEMENT, SKI does not represent that export authorization or an export license will not be necessary or, if necessary, that such authorization or export license will be granted.

     D.   Force Majeure

          Neither SKI nor CYTOGEN shall be in default of the terms of this AGREEMENT because the party delays performance or fails to perform such terms; provided such delay or failure is not the result of the party's intentional or grossly negligent acts or omissions, but the result of causes beyond the reasonable control of such party. Causes reasonably beyond the control of SKI and CYTOGEN shall include, but not be limited to, revolutions; civil disobedience; fires; damage or destruction of facilities or equipment; acts of God, war, or public enemies; blockades; embargoes; strikes; labor disputes; laws; governmental, administrative or judicial orders, proclamations, regulations, including but not limited to time for governmentapprovals relating to LICENSED PRODUCTS, ordinances, demands, or requirements; delays in transit or deliveries; or inability to secure necessary permits, permissions, raw materials, or equipment.

     E.   Governing Law

     1. This AGREEMENT shall be deemed to have been made in New York and shall be governed and construed in accordance with the laws of the state of New York.

     2. All proceedings and matters affecting the validity, construction, or effect of the LICENSED PATENT(s) shall be determined in accordance with the laws of the country which granted the subject LICENSED PATENT(s).

     F.   Headings

          The section and subsection titles and headings contained in this AGREEMENT are for convenience and reference only. Such titles and headings do not form a part of this AGREEMENT, shall not define or limit the scope of the sections or subsections, and shall not affect the construction or interpretation of any of the sections or subsections.

     G.   Independence of the Parties

          SKI and CYTOGEN are independent entities engaged in independent business, and neither party nor any agent or employee of either party shall be regarded as an agent or employee of the other. Nothing herein shall be construed as reserving to either party the right to control the other in the conduct of its employees or business, nor shall either party have the authority to make any promise, guarantee, warranty, or representation which will create any obligation or liability whatsoever, whether express or implied, on behalf of the other. SKI and CYTOGEN are not joint venturers or partners in any sense.

     H.   Notices

          All notices, reports, payments, requests, consents, demands and other communications between SKI and CYTOGEN, pertaining to subjects related to this AGREEMENT, shall be in writing and shall be deemed duly given and effective (A) when actually received by mail or personal delivery, or (B) three days after being mailed by prepaid registered or certified mail, to the receiving party to the address as set forth below, or to such other address as may be later designated by written notice from either party to the other party:

     SKI's Notification Address:    CYTOGEN's Notification Address:
     James S. Quirk, Senior Vice    William Ryan, Vice President &
       President                    General Counsel
     Research Resources Management  Cytogen Corporation
     Sloan-Kettering Institute for  600 College Road East
        Cancer                      Princeton, NJ 08540-5308
     Research                       and
     1275 York Avenue               John D. Rodwell, Ph.D.
     New York, NY 10021             Vice President, Research and
                                    Development
                                    (same address)

     I.   Modifications

          Either SKI or CYTOGEN may propose a modification to this AGREEMENT. The proposing party shall give the other party notice which sets forth the proposed modification. Within thirty (30) days following the effective date of such notice, the other party shall accept the modification or reject the modification proposed. SKI and CYTOGEN agree to work in good faith to modify this AGREEMENT should modification be required to meet the needs of either party.

     J.   Use of Name

          CYTOGEN shall not, without prior written consent from SKI in each specific case, use SKI's name, trademark(s), or any adaptations thereof.

     K.   Waiver of Rights

          In order to be effective, any waiver, by either party, of any right under this AGREEMENT, must be in writing signed by an authorized representative of the party making the waiver. No such waiver or failure of SKI or CYTOGEN to enforce a right or strict performance under this AGREEMENT shall be deemed to be a waiver or forbearance which would in any way prevent SKI or CYTOGEN from subsequently asserting or exercising any such rights, making a claim not specifically waived, or requiring strict performance of this AGREEMENT. No such waiver or failure to enforce shall affect the validity of this AGREEMENT or be a continuing waiver excusing compliance with any provision of this AGREEMENT in the future.

     L.   Signatures

          IN WITNESS WHEREOF, SKI and CYTOGEN have caused this AGREEMENT to be executed in duplicate originals by their duly authorized representative.


Sloan-Kettering Institute for          Cytogen Corporation
Cancer Research



By: /s/ James S. Quirk                 By:  /s/ William J. Ryan
   -------------------------------        -------------------------------
  Signature                            Signature
     James S. Quirk                       William J. Ryan
     Senior Vice President                Vice President
     Research Resources Management


Date:  August 19   , 1993              Date:  August 19   , 1993
       -----------                            -----------

                                   EXHIBIT B



                  Of the Option and License Agreement Between
               Sloan-Kettering Institute for Cancer Research and
                              Cytogen Corporation



                                LICENSED PATENTS



U. S. Patents/Applications
==========================


Israeli, et al., U.S.S.N. 973,337, filed November 5, 1992, titled "Prostate-Specific Membrane Antigen".